Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Foster Wheeler Ltd.’s 2005 Annual Report on Form 10-K for the year ended December 30, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 3, 2006 relating to the consolidated financial statements of:

  Foster Wheeler Holdings Ltd. and Subsidiaries;
  Foster Wheeler LLC and Subsidiaries;
  Foster Wheeler International Holdings, Inc. and Subsidiaries;
  Foster Wheeler International Corporation and Subsidiaries;
  Foster Wheeler Europe Limited and Subsidiaries;
  Financial Services S.a.r.l. and Subsidiary;
  FW Netherlands C.V. and Subsidiaries;
  FW Hungary Licensing Limited Liability Company,

which appear in Foster Wheeler Ltd.’s Annual Report on Form 10-K for the year ended December 30, 2005

/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP Florham Park, New Jersey March 21, 2006